UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 4, 2015

Date of Report (Date of earliest event reported)

Vapor Group, Inc.
(Exact name of registrant as specified in its charter)

Florida	000-51159	98-0427526
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3901 SW 47TH AVENUE Suite 415 Davie, Florida	33314
(Address of principal executive offices)	(Zip Code)

(954) 792-8450

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.03 - AMENDMENTS TO ARTICLES OF INCORPORATION

On January 28, 2015, Vapor Group Inc., a Florida corporation (the "Company" or the “Registrant”) announced that its Board of Directors, with the approval of a majority of votes of its shareholders, had approved an amendment changing Article IV, “Capital Stock”, of  the Company’s  Articles of Incorporation (the “Amendment”), wherein the total number of authorized shares of common stock of the Registrant shall be increased from two billion, five hundred million (2,500,000,000) shares to three billion, five hundred million (3,500,000,000) shares. An increase of one billion (1,000,000,000) shares of common stock.

The Amendment was submitted to the Florida Secretary of State and was declared effective on January 29, 2015, the date of filing of the file-stamped copy by the State of Florida.

As reported on our Form 8-K filed December 4, 2014, and as reported in the Condensed Consolidated Financial Statements and Notes to the Condensed Consolidated Financial Statements of the Registrant filed on Form 10-Q for the quarter ended September 30, 2014 and filed with the SEC on November 14, 2014 (collectively referred to as the “Filings”), the Registrant has accumulated “convertible notes payable” in aggregate amount of $3,583,423 (the “Aggregate Convertible Notes Payable”) as of September 30, 2014. Since the Filings, several holders of said convertible promissory notes (the “Notes” or individually, a “Note”) have exercised their right to convert all or a portion of their Note(s), in accordance with Federal and State law and regulation, into free-trading shares of common stock of the Registrant pursuant to the exemption from registration under Rule 144 of the Securities Act of 1933, as amended and per the terms of each holder’s respective Note.

In addition to other terms, included in the documentation related to each Note is frequently the requirement that the Registrant authorize its transfer agent to reserve a quantity of shares of common stock in advance of any conversion of debt to shares of common stock in the event that the Note holder decides to convert all or any part of the outstanding balance of their respective Note (each a “Reserve”). Such Reserves are frequently variable in that downward changes in the market price of the Registrant’s common stock may trigger an increase in the quantity of shares required to be reserved.  In addition, a common provision of such Notes allows the Note holder to convert all or a portion of the outstanding balance of each Note, in accordance with Federal and State law and regulation, without the approval of the Registrant, meaning that such conversions of debt into free trading shares of common stock of the Registrant are outside of the Registrant’s control.

As a result of such conversions and downward changes in the market price of the Registrant’s common stock, several Note holders have required sizeable increases in their Reserves resulting in a significant reduction in the number of authorized shares of common stock in the Registrant’s treasury available for issuance for general business purposes.  In order to maintain an adequate quantity of common stock in its treasury for future uses, the Registrant has increased the number of shares of its authorized common stock.

SECTION 8 – OTHER EVENTS

None.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a) Exhibits:

Ex. No.	Date	Document
5.03	January 28, 2015	Amendment to Articles of Incorporation

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vapor Group, Inc.

DATE: February 4, 2015	By:	/s/ Dror Svorai
	Name:	Dror Svorai
	Title:	Chief Executive Officer